Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Wednesday, July 24, 2019

Retail Opportunity Investments Corp. Reports
2019 Second Quarter Results
San Diego, CA, July 24, 2019 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and six months ended June 30, 2019.
HIGHLIGHTS
▪ $7.6 million of net income attributable to common stockholders ($0.07 per diluted share)
▪ $32.6 million of Funds From Operations (FFO)(1) ($0.26 per diluted share)
▪ 97.9% portfolio lease rate at June 30, 2019 (20th consecutive quarter at or above 97%)
▪ 27.3% increase in same-space comparative cash rents on new leases (10.7% on renewals)
▪ 4.6% increase in same-center cash net operating income (2Q‘19 vs. 2Q‘18)
▪ 3.8% increase in same-center cash net operating income (first 6 months ‘19 vs. ‘18)
▪ $13.5 million property disposition ($30.5 million of property dispositions YTD)
▪ $0.1970 per share quarterly cash dividend paid
▪2019 FFO guidance range reaffirmed ($1.11 - $1.15 per diluted share)
▪ Investment-grade ratings & stable outlook reaffirmed by Moody’s and S&P
________________________________________
(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.
Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “During the second quarter we continued to build on the solid momentum we established during the first quarter. We again posted strong releasing spreads and same-center NOI growth. Additionally, we achieved a new record high lease rate for the company, finishing the second quarter at a very strong 97.9%. We also continued to make steady progress in terms of disposing of non-core properties and with the entitlement process on our densification initiatives.” Tanz added, “Thus far we are squarely on track to achieve our stated objectives for the year and look forward to continuing to advance our business during the second half of 2019.”
FINANCIAL SUMMARY
For the three months ended June 30, 2019, GAAP net income attributable to common stockholders was $7.6 million, or $0.07 per diluted share, as compared to GAAP net income attributable to common stockholders of $7.3 million, or $0.06 per diluted share, for the three months ended June 30, 2018. For the six months ended June 30, 2019, GAAP net income attributable to common stockholders was $20.8 million, or $0.18 per diluted share, as compared to GAAP net income attributable to common stockholders of $18.0 million, or $0.16 per diluted share, for the six months ended June 30, 2018.

FFO for the second quarter of 2019 was $32.6 million, or $0.26 per diluted share, as compared to $33.4 million in FFO, or $0.27 per diluted share for the second quarter of 2018. FFO for the first six months of 2019 was $69.3 million, or $0.55 per diluted share, as compared to $70.5 million in FFO, or $0.57 per diluted share for the first six months of 2018. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Included in GAAP net income attributable to common stockholders and FFO for the second quarter of 2019 was a one-time, $0.95 million settlement expense in connection with a 2010 property acquisition.

At June 30, 2019, ROIC had a total market capitalization of approximately $3.6 billion, including approximately $1.5 billion of principal debt outstanding and an equity market capitalization of approximately $2.1 billion. ROIC’s principal debt outstanding was comprised of $86.4 million of mortgage debt and approximately $1.4 billion of unsecured debt, including $151.0 million outstanding on its unsecured revolving credit facility at June 30, 2019. ROIC’s interest coverage for the first quarter was 3.1 times and 94.5% of its portfolio was unencumbered at June 30, 2019 (based on gross leasable area).
DISPOSITION SUMMARY
Year to date in 2019, ROIC has sold two properties totaling $30.5 million. During the first quarter, ROIC sold one property for $17.0 million, and during the second quarter ROIC sold Norwood Shopping Center, located in Sacramento, California, for $13.5 million. Additionally, ROIC currently has agreements to sell two properties, in separate transactions, totaling approximately $43 million, subject to completion of customary due diligence and other closing conditions.
PROPERTY OPERATIONS SUMMARY
At June 30, 2019, ROIC’s portfolio was 97.9% leased. For the second quarter of 2019, same-center net operating income (NOI) was $49.3 million, as compared to $47.1 million in same-center NOI for the second quarter of 2018, representing a 4.6% increase. For the first six months of 2019, same-center NOI increased 3.8% as compared to same-center NOI for the first six months of 2018. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.
During the second quarter of 2019, ROIC executed 84 leases, totaling 319,481 square feet, including 27 new leases, totaling 88,037 square feet, achieving a 27.3% increase in same-space comparative base rent, and 57 renewed leases, totaling 231,444 square feet, achieving a 10.7% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
CASH DIVIDEND
On June 27, 2019, ROIC distributed a $0.1970 per share cash dividend. On July 24, 2019, ROIC’s board of directors declared a cash dividend of $0.1970 per share, payable on September 26, 2019 to stockholders of record on September 12, 2019.

2019 FFO GUIDANCE
ROIC reaffirms its previously disclosed guidance range for GAAP net income and FFO per diluted share.

	Year Ended December 31, 2019
	Low End	High End
GAAP net income per diluted share	$0.40	$0.44
FFO per diluted share	$1.11	$1.15

Key Assumptions (dollars in thousands)
Acquisitions	$—	$50,000
Dispositions	$75,000	$100,000
Debt retired	$75,000	$50,000

Same-center cash NOI growth (vs. 2018)	3%	4%

ROIC’s management will discuss the company’s guidance and underlying assumptions on its July 25, 2019 conference call.  ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Thursday, July 25, 2019 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 4476536. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 12:00 p.m. Eastern Time on July 25, 2019 and will be available until 12:00a.m. Eastern Time on August 2, 2019. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 4476536. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of June 30, 2019, ROIC owned 89 shopping centers encompassing approximately 10.2 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody’s Investor Services and Standard & Poor’s.  Additional information is available at: www.roireit.net.

When used herein, the words “believes,” “anticipates,” “projects,” “should,” “estimates,” “expects,” “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC’s filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2019 (unaudited)	December 31, 2018
ASSETS
Real Estate Investments:
Land	$887,080	$894,240
Building and improvements	2,257,777	2,266,232
	3,144,857	3,160,472
Less: accumulated depreciation	359,090	329,207
	2,785,767	2,831,265
Mortgage note receivable	13,250	—
Real Estate Investments, net	2,799,017	2,831,265
Cash and cash equivalents	7,488	6,076
Restricted cash	1,554	1,373
Tenant and other receivables, net	44,304	46,832
Acquired lease intangible assets, net	66,285	72,109
Prepaid expenses	1,479	4,194
Deferred charges, net	30,323	33,857
Other	18,519	7,365
Total assets	$2,968,969	$3,003,071

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,201	$299,076
Credit facility	149,120	153,689
Senior Notes	942,145	941,449
Mortgage notes payable	88,019	88,511
Acquired lease intangible liabilities, net	154,059	166,146
Accounts payable and accrued expenses	15,287	15,488
Tenants’ security deposits	7,118	7,065
Other liabilities	39,426	23,219
Total liabilities	1,694,375	1,694,643

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 114,307,789 and 113,992,837 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	11	11
Additional paid-in capital	1,443,165	1,441,080
Dividends in excess of earnings	(280,488)	(256,438)
Accumulated other comprehensive (loss) income	(4,327)	3,561
Total Retail Opportunity Investments Corp. stockholders’ equity	1,158,361	1,188,214
Non-controlling interests	116,233	120,214
Total equity	1,274,594	1,308,428
Total liabilities and equity	$2,968,969	$3,003,071

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Rental revenue	$71,821	$71,521	$147,188	$143,059
Other income	1,109	820	1,795	3,677
Total revenues	72,930	72,341	148,983	146,736

Operating expenses
Property operating	10,710	11,017	21,771	21,495
Property taxes	7,832	7,914	16,070	15,733
Depreciation and amortization	24,443	25,331	49,204	50,548
General and administrative expenses	4,950	3,990	9,226	7,521
Other expense	1,224	274	1,317	343
Total operating expenses	49,159	48,526	97,588	95,640

Gain on sale of real estate	180	—	2,818	—

Operating income	23,951	23,815	54,213	51,096
Non-operating expenses
Interest expense and other finance expenses	(15,605)	(15,713)	(31,284)	(31,170)
Net income	8,346	8,102	22,929	19,926
Net income attributable to non-controlling interests	(761)	(763)	(2,094)	(1,885)
Net Income Attributable to Retail Opportunity Investments Corp.	$7,585	$7,339	$20,835	$18,041

Earnings per share – basic and diluted	$0.07	$0.06	$0.18	$0.16

Dividends per common share	$0.1970	$0.1950	$0.3940	$0.3900

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to ROIC	$7,585	$7,339	$20,835	$18,041
Plus: Depreciation and amortization	24,443	25,331	49,204	50,548
Less: Gain on sale of real estate	(180)	—	(2,818)	—
Funds from operations – basic	31,848	32,670	67,221	68,589
Net income attributable to non-controlling interests	761	763	2,094	1,885
Funds from operations – diluted	$32,609	$33,433	$69,315	$70,474

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Number of shopping centers included in same-center analysis	87	87			86	86
Same-center occupancy	97.9%	97.5%		0.4%	97.9%	97.5%		0.4%

Revenues:
Base rents	$51,017	$48,921	$2,096	4.3%	$100,935	$96,948	$3,987	4.1%
Percentage rent	46	88	(42)	(47.7)%	130	196	(66)	(33.7)%
Recoveries from tenants	16,495	16,027	468	2.9%	33,141	31,602	1,539	4.9%
Other property income	846	812	34	4.2%	1,440	1,283	157	12.2%
Bad debt (1)	(297)	—	(297)	N/A	(913)	—	(913)	N/A
Total Revenues	68,107	65,848	2,259	3.4%	134,733	130,029	4,704	3.6%
Operating Expenses
Property operating expenses	11,139	10,689	450	4.2%	21,925	20,706	1,219	5.9%
Bad debt (1)	—	228	(228)	N/A	—	313	(313)	N/A
Property taxes	7,677	7,810	(133)	(1.7)%	15,600	15,374	226	1.5%
Total Operating Expenses	18,816	18,727	89	0.5%	37,525	36,393	1,132	3.1%
Same-Center Cash Net Operating Income	$49,291	$47,121	$2,170	4.6%	$97,208	$93,636	$3,572	3.8%

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(1)
In connection with the adoption of the lease accounting standard ASU No. 2016-2, effective January 1, 2019, bad debt is now classified as an offset to revenue instead of being included in operating expenses.

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP operating income	$23,951	$23,815	$54,213	$51,096
Depreciation and amortization	24,443	25,331	49,204	50,548
General and administrative expenses	4,950	3,990	9,226	7,521
Other expense	1,224	274	1,317	343
Gain on sale of real estate	(180)	—	(2,818)	—
Straight-line rent	(546)	(1,410)	(1,726)	(2,881)
Amortization of above- and below-market rent	(3,460)	(3,143)	(9,938)	(7,218)
Property revenues and other expenses (1)	43	113	237	135
Total Company cash NOI	50,425	48,970	99,715	99,544
Non same-center cash NOI	(1,134)	(1,849)	(2,507)	(5,908)
Same-center cash NOI	$49,291	$47,121	$97,208	$93,636

____________________

(1)	Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.
The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Carol Merriman, Investor Relations
858-255-7426
cmerriman@roireit.net